CONSENT OF INDEPENDENT AUDITORS We consent to the incorporation by reference in Registration Statement Nos. 333-277855 and 333-277855-01 on Form S-3 of Air T, Inc. of our report dated August 28, 2026, relating to the financial statements of Arena Aviation Partners B.V. appearing in this Current Report on Form 8-K/A dated August 28, 2026. /s/ Baran Audit & Assurance Services B.V. Zaandam Netherlands August 28, 2026